                                  SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                               INAMED CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 [INAMED LOGO]

                               INAMED CORPORATION
                          5540 EKWILL STREET, SUITE D
                        SANTA BARBARA, CALIFORNIA 93111

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 19, 2001

To the Stockholders of Inamed:

     We invite you to attend our annual stockholders' meeting on Tuesday, June 19, 2001 at 460 Ward Drive, Santa Barbara, California 93111 at 10:30 a.m. At the meeting, you will have a chance to hear an update on our operations, have a chance to meet some of our directors and executives and act on the following matters:

          1) To elect six (6) directors to a one year term;

          2) To approve an amendment to the Company's 2000 Employee Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 550,000 to 775,000;

          3) To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal 2001; and

          4) Any other matters that properly come before the meeting.

     This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

     April 24, 2001 has been set as the record date for the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting. Even if you only own a few shares, we want your shares to be represented at the annual meeting. I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope.

     We have also provided you with the exact place and time of the meeting if you wish to attend in person.

                                          By Order of the Board of Directors
                                          INAMED CORPORATION

                                    /s/ David E. Bamberger
                                          DAVID E. BAMBERGER
                                          Secretary


Dated: May 15, 2001

                               INAMED CORPORATION
                          5540 EKWILL STREET, SUITE D
                        SANTA BARBARA, CALIFORNIA 93111

                         ANNUAL MEETING OF STOCKHOLDERS

                              2001 PROXY STATEMENT

     This proxy statement contains information related to the annual meeting of stockholders of Inamed Corporation to be held on Tuesday, June 19, 2001, beginning at 10:30 a.m., at 460 Ward Drive, Santa Barbara, California 93111, and at any postponements or adjournments thereof. The enclosed proxy is solicited by the Board of Directors of Inamed Corporation for use at the annual meeting.


     This proxy statement and the accompanying proxy are first being mailed to the stockholders of Inamed on or about May 15, 2001.


                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting (the "Meeting"), stockholders will hear an update on the Company's operations, have a chance to meet some of its directors and executives and will act on the following matters:

          1) To elect six (6) directors to a one year term;

          2) To approve an amendment to the Company's 2000 Employee Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 550,000 to 775,000;

          3) To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal 2001; and

          4) Any other matters that properly come before the Meeting.

WHO MAY VOTE


     Stockholders of Inamed Corporation, as recorded in our stock register on April 24, 2001 (the "Record Date"), may vote at the Meeting. As of the Record Date, we had 21,018,822 shares of Common Stock eligible to vote. We have only one class of voting shares. All shares in this class have equal voting rights of one vote per share.


HOW TO VOTE


     You may vote in person at the Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Meeting. You can always change your vote in the Meeting.


HOW PROXIES WORK

     Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the ratification of the appointment of Arthur Andersen LLP to act as the Company's independent accountants for fiscal 2001 and for or against the amendment to the Company's 2000 Employee Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 550,000 to 775,000. You may also abstain from voting on any of these matters.

     If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of all our director nominees, in favor of the amendment to the 2000 Employee Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 550,000 to 775,000, and in favor of the ratification of Arthur Andersen LLP to act as the Company's independent accountants for fiscal 2001.

     You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

REVOKING A PROXY

     There are three ways to revoke your proxy. First, you may submit a new proxy with a later date up until the existing proxy is voted. Second, you may vote in person at the Meeting. Third, you may notify our corporate secretary in writing of your desire to revoke your proxy at 5540 Ekwill Street, Suite D, Santa Barbara, California 93111, so long as such revocation is received by the corporate secretary on or before Monday, June 18, 2001.

QUORUM

     In order to carry on the business of the Meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either by proxy or in person. Shares that we own are not voted and do not count for this purpose.

VOTES NEEDED

     The six nominees for the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy at the Meeting and entitled to vote shall be elected directors. The approval of the amendment to the 2000 Employee Stock Option Plan and the ratification of the appointment of Arthur Andersen to act as the Company's independent accountants for fiscal 2001 requires approval by the holders of a majority of shares of Common Stock present in person or by proxy at the Meeting. In the election of directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the approval of the amendment to the 2000 Employee Stock Option Plan and the ratification of Arthur Andersen, abstentions from voting and broker non-votes will have the same effect as voting against the amendment to the 2000 Employee Stock Option Plan and against the ratification of Arthur Andersen.

     If your shares are held in "street name," only your broker or bank can vote your shares and, for certain of the proposals, only upon receipt of your specific instructions. Please return the enclosed proxy card to your broker or bank and contact the person responsible for your account to ensure that your shares are voted.

ATTENDING IN PERSON

     Only stockholders, their proxy holders, and our invited guests may attend the Meeting. If you wish to attend the Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the Meeting. For example, you could bring an account statement showing that you owned Inamed Corporation shares as of April 24, 2001 as acceptable proof of ownership.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to the shares of Common Stock owned as of April 24, 2001, by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company, (ii) each person who is presently a director of the Company, (iii) each of the officers named in the summary compensation table and (iv) all the directors and officers of the Company as a group. Unless otherwise indicated in the footnotes following the table and subject to community property laws where applicable, the person(s) as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                                                                       PERCENT OF
                                                                                      CLASS (BASED
                                                                    PERCENT OF          ON SHARES
                                                                  CLASS (BASED ON       ACTUALLY
                                                                      SHARES            OWNED AND
NAME AND ADDRESS OF                                  NUMBER OF     BENEFICIALLY         CURRENTLY
BENEFICIAL OWNER                                      SHARES         OWNED(1))       OUTSTANDING(2))
-------------------                                  ---------    ---------------    ---------------
Entities affiliated with
  Appaloosa Management L.P. .......................  6,496,788(3)       28.2%              26.4%
  26 Main Street
  Chatham, New Jersey 07928
Entities affiliated with
  Boston Partners Asset Management, L.P. ..........  1,810,400(4)        7.9%               8.6%
  28 State Street, 20th Floor
  Boston, Massachusetts 02109
Entities affiliated with
  A I M Management Group Inc. .....................  1,299,000(5)        5.6%               6.2%
  11 Greenway Plaza, Suite 100
  Houston, Texas 77046
Lazard Freres & Co. LLC. ..........................  1,232,900(6)        5.3%               5.9%
  30 Rockefeller Plaza
  New York, New York 10020

                                                                                         PERCENT OF
                                                                                        CLASS (BASED
                                                                       PERCENT OF        ON SHARES
                                                       NUMBER OF      CLASS (BASED        ACTUALLY
                                                         SHARES        ON SHARES         OWNED AND
                                                      BENEFICIALLY    BENEFICIALLY       CURRENTLY
OFFICERS AND DIRECTORS                                   OWNED         OWNED(1))      OUTSTANDING(2))
----------------------                                ------------    ------------    ----------------
Richard G. Babbitt(7)...............................     496,667(9)        2.2%                *
Michael J. Doty(8)..................................      40,978(10)         *                 *
David E. Bamberger(8)...............................      47,001(11)         *                 *
James E. Bolin(7)...................................           0(12)        --                --
Malcolm R. Currie, Ph.D.(7).........................      45,025(13)         *                 *
John F. Doyle(7)....................................      65,000(14)         *                 *
Mitchell S. Rosenthal, M.D.(7)......................      10,000(15)         *                 *
David A. Tepper(7)..................................   6,496,788(16)      28.2%             26.4%
All officers and directors as a group (12
  persons)..........................................   7,260,709(17)      31.5%             27.0%

---------------
  *  Less than 1%

 (1) The percentages are calculated on the basis of the number of outstanding shares of Common Stock as of April 24, 2001, which is 21,018,822, plus the 2,010,764 shares of Common Stock underlying all options and warrants that are exercisable either currently or within 60 days of April 24, 2001.

 (2) The percentages are calculated on the basis of the number of outstanding shares of Common Stock as of April 24, 2001, which is 21,018,822.

 (3) Based on the Schedule 13D/A (Amendment No. 17) filed jointly on October 2, 2000 by Appaloosa Management L.P. ("AMLP") and David A. Tepper, a Form 5, filed jointly by Mr. Tepper, AMLP and Mr. Bolin on February 12, 2001 and a subsequent grant of options to purchase 10,000 shares of Common Stock under the Company's 1993 Nonemployee Directors Stock Option Plan. Mr. Tepper is the President of Appaloosa Partners Inc., the general partner of AMLP. Includes (i) 362,286 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $7.50 per share, (ii) 579,510 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $6.50 per share and (iii) 30,000 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock under the 1993 Nonemployee Directors Stock Option Plan.

 (4) Based upon a Schedule 13G filed jointly on February 9, 2001, by Boston Partners Asset Management, L.P. ("BPAM"), Boston Partners, Inc. and Mr. Desmond John Heathwood, the principal stockholder of Boston Partners, Inc. The Schedule 13G states that BPAM, a registered investment advisor, holds all of such shares under management for its clients, who have the right to direct the receipt of dividends and to receive the proceeds from the sale of such shares.

 (5) Based upon a Schedule 13G filed on February 9, 2001, by A I M Management Group Inc., on behalf of A I M Advisors, Inc., a registered investment advisor.

 (6) Based upon a Schedule 13G/A filed on February 13, 2001, by Lazard Freres & Co. LLC, a registered investment adviser. Includes sole voting power with respect to 1,087,500 shares and sole investment power with respect to 1,232,900 shares. The Schedule 13G/A states that clients of Lazard Freres have the right to receive dividends and proceeds of the sale of such shares.

 (7) The named person is an officer and/or director of Inamed and his address is 5540 Ekwill Street, Suite D, Santa Barbara, California 93111.

 (8) The named person is an officer of Inamed and his address is 11 Penn Plaza, Suite 946, New York, New York 10001.

 (9) Includes 466,667 shares of Common Stock issuable upon the exercise of options and/or warrants either currently exercisable or exercisable within 60 days of April 24, 2001, and excludes 133,333 shares of Common Stock issuable upon exercise of certain options which do not vest within 60 days.

(10) Includes 36,667 shares of Common Stock issuable upon the exercise of options and/or warrants either currently exercisable or exercisable within 60 days of April 24, 2001, and excludes 23,333 shares of Common Stock issuable upon exercise of certain options which do not vest within 60 days. Also excludes 10,000 shares of Common Stock issuable upon the exercise of options either currently exercisable or exercisable within 60 days of April 24, 2001, and 20,000 shares of Common Stock issuable upon the exercise of options which do not vest within 60 days, beneficial ownership of which Mr. Doty disclaims.

(11) Includes 45,001 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of April 24, 2001, and excludes 45,001 shares of Common Stock issuable upon exercise of certain options and/or warrants which do not vest within 60 days.

(12) Mr. Bolin is the Vice President of Appaloosa Partners Inc., the general partner of AMLP. Mr. Bolin disclaims beneficial ownership of all shares beneficially owned by AMLP.

(13) Includes 10,000 shares of Common Stock currently issuable upon the exercise of options.

(14) Includes 15,000 shares of Common Stock currently issuable upon the exercise of options. Excludes 1,273 shares of Common Stock as to which Mr. Doyle disclaims beneficial ownership.

(15) Consists of shares of Common Stock currently issuable upon the exercise of options.

(16) Based on the Schedule 13D/A (Amendment No. 17) filed jointly on October 2, 2000 by AMLP and David A. Tepper, a Form 5, filed jointly by Mr. Tepper, AMLP and Mr. Bolin on February 12, 2001 and a subsequent grant of options to purchase 10,000 shares of Common Stock under the Company's 1993 Nonemployee Directors Stock Option Plan. Mr. Tepper is the President of Appaloosa Partners Inc., the general partner of AMLP. Includes (i) 362,286 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $7.50 per share, (ii) 579,510 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $6.50 per share, and (iii) 30,000 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock under the 1993 Nonemployee Directors Stock Option Plan. Except to the extent of pecuniary interest in investment funds controlled by AMLP, Mr. Tepper disclaims beneficial ownership of the foregoing securities.

(17) Includes an aggregate of 1,582,131 shares of Common Stock issuable upon the exercise of options and warrants currently exercisable or exercisable within 60 days of April 24, 2001.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Unless otherwise specified, all proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next annual meeting of stockholders of the Company and until their successors shall be duly elected and shall have qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. The enclosed proxy is solicited by the Board of Directors of Inamed Corporation for use at the annual meeting.

     The terms of the current directors expire at the next annual meeting of stockholders and when their successors are duly elected and shall have qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

     The names of the nominees are set forth below, as well as certain information concerning the nominees and the executive officers of the Company, together with their ages and positions. There are no family relationships among any of the Company's directors and executive officers.

NAME                                   AGE                       POSITION
----                                   ---                       --------
NOMINEES FOR DIRECTOR
Richard G. Babbitt...................  75     Chairman of the Board and Chief Executive
                                              Officer
James E. Bolin.......................  42     Director
Malcolm R. Currie, Ph.D. ............  74     Director
John F. Doyle........................  71     Director
Mitchell S. Rosenthal, M.D. .........  65     Director
David A. Tepper......................  43     Director

EXECUTIVE OFFICERS WHO ARE NOT
  DIRECTORS
Michael J. Doty......................  54     Senior Vice President and Chief Financial
                                              Officer
David E. Bamberger...................  44     Senior Vice President, General Counsel and
                                              Secretary

RICHARD G. BABBITT

     Mr. Babbitt has served as Chairman of Inamed since February 6, 1998, as Chief Executive Officer since January 22, 1998 and as President since January 4, 2001 and between January 22, 1998 and December 22, 1998. Prior to 1998, for more than five years, he was associated with DNA Technologies, Inc., Ben Hogan Company, B.I. Industries, American Safety Equipment Corporation, Welsh Manufacturing and Medical Supply Company in C.E.O. and Board positions. Mr. Babbitt is a graduate of Purdue University and holds Bachelor of Science and Bachelor of Naval Science and Tactics degrees. He also served as an officer in the United States Marine Corps.

JAMES E. BOLIN

     Mr. Bolin has served as a director of Inamed since March 18, 1999. Mr. Bolin has been a Vice President and Secretary of Appaloosa Partners Inc. since 1995. He was previously a Vice President and Director of Corporate Bond Research at Goldman, Sachs & Co. He also worked at Smith Barney, Harris Upham in the Fixed Income Research Department. Mr. Bolin holds a Bachelor of Arts degree from Washington University in St. Louis and an M.B.A in accounting and finance from the University of Missouri -- St. Louis. Mr. Bolin serves on the Board of Directors of Kindred Healthcare, Inc. and Coho Energy, Inc.

MALCOLM R. CURRIE, PH.D.

     Dr. Currie has served as a director of Inamed since June 3, 1999. Dr. Currie has served as the President and CEO of Currie Technologies Incorporated, an electric transportation company, since 1997. He has been the Chairman Emeritus of Hughes Aircraft Company since his retirement in 1992 as Chairman and CEO. He has had an extensive career in high technology research, engineering and management. Dr. Currie currently serves on the Boards of Directors of the following publicly traded companies: Investment Company of America, LSI Logic Corporation, Enova Systems Inc., Regal One Corp. and GreyStone Technologies Corp. Dr. Currie is also a member and past chairman of the University of Southern California Board of Trustees. He has previously served as President and CEO of Delco Electronics Corporation and Chairman and CEO of GM Hughes Electronics Corporation. From June 1994 to August 1997, Dr. Currie was a manager of Electric Bicycle Co., LLC, a limited liability company that filed for Chapter 7 bankruptcy protection in August 1997. Dr. Currie holds a Bachelor of Arts degree in Physics and a Ph.D. in Engineering Physics from the University of California at Berkeley.

JOHN F. DOYLE

     Mr. Doyle has served as a director of Inamed since March 18, 1999. Since 1994, he has performed marketing and management consulting, primarily for start-up companies. Prior to 1994, Mr. Doyle worked with IBM and Craig Corporation in executive and sales and marketing positions. He served as the Chairman and Chief Executive Officer of Pioneer Electronics (USA) Inc. from 1971 to 1986. Mr. Doyle currently serves on the Board of Directors of the Pomona Valley Hospital Foundation, and has served on the Boards of various consumer groups as well as business and philanthropic organizations. Mr. Doyle holds a Bachelor of Arts degree from Miami University of Ohio.

MITCHELL S. ROSENTHAL, M.D.

     Dr. Rosenthal has served as a director of Inamed Corporation since June 3, 1999. Dr. Rosenthal is a psychiatrist and since 1970 has served as the president of Phoenix House Foundation, which he founded over 30 years ago and which is the nation's largest non-profit substance abuse services system, with nearly 80 programs in eight states: New York, California, Texas, Florida, Massachusetts, New Hampshire, Rhode Island and Vermont. Dr. Rosenthal has been a White House advisor on drug policy, a special consultant to the Office of National Drug Control Policy and chaired the New York State Advisory Council on Alcoholism and Substance Abuse Services from 1985 to 1997. Dr. Rosenthal is a lecturer in psychiatry at Columbia University College of Physicians and Surgeons and a former president of the American Association of Psychoanalytic Physicians. He is a graduate of Lafayette College and earned his M.D. from the Downstate Medical Center of State University of New York. Dr. Rosenthal is a member of the Council on Foreign Relations.

DAVID A. TEPPER

     Mr. Tepper has served as a director of Inamed since March 18, 1999. Mr. Tepper has been President of Appaloosa Partners Inc. since its formation in 1993. He was previously head trader in the High Yield Department of Goldman, Sachs & Co. He also has been employed by Keystone Funds and Republic Steel. Mr. Tepper holds a Bachelor of Arts degree with honors in Economics from the University of Pittsburgh and an M.B.A. from Carnegie Mellon University. Mr. Tepper is a director of Kindred Healthcare, Inc.

MICHAEL J. DOTY

     Mr. Doty has served as Senior Vice President and Chief Financial Officer of Inamed since May 3, 1999. He is a certified public accountant with more than 25 years of experience in a wide range of financial, administrative and planning positions at companies such as 3M, Honeywell, Inc. and Reckitt & Colman, PLC. Prior to his employment with Inamed, Mr. Doty was the Vice President and Chief Financial Officer of O-Cedar Brands, Inc., a private consumer product company based in Cincinnati. From 1994 to 1997, Mr. Doty was the Vice President and Chief Financial Officer of White Systems, Inc., a manufacturer and software developer. Mr. Doty holds a Bachelor of Chemistry and Bachelor of Science in Business Administration -- Accounting from the University of Minnesota and an M.B.A. from the University of St. Thomas.

DAVID E. BAMBERGER

     Mr. Bamberger has served as Senior Vice President and General Counsel of Inamed since June 1, 1999, and Secretary since July 21, 1999. Prior to joining Inamed, for approximately five years, Mr. Bamberger was a partner at Olshan Grundman Frome & Rosenzweig LLP in New York, specializing in corporate and general litigation. Prior to 1994, he was vice president and general counsel of TPI Enterprises, Inc., a publicly-traded company, and before that, Senior Counsel with MacAndrews & Forbes Holdings, Inc. He was also an attorney at Simpson Thacher & Bartlett and Skadden, Arps, Slate, Meagher & Flom. Mr. Bamberger holds a Bachelor of Arts degree from Brandeis University and a J.D. from Harvard Law School.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, executive officers, directors and holders of more than 10% of Inamed's Common Stock are required to file reports of their trading in Inamed equity securities with the Securities and Exchange Commission.

     Based solely on its review of the copies of such reports received by Inamed, or written representations from certain reporting persons that no reports on Form 5 were required for these persons, Inamed believes that during the last fiscal year all Section 16 filing requirements applicable to its reporting persons were complied with.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

MEETINGS OF THE BOARD OF DIRECTORS

     For the fiscal year ended December 31, 2000, there were six meetings of the Board of Directors. Each of the directors attended at least 75% of the meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

COMMITTEES OF THE BOARD OF DIRECTORS

     Inamed has established standing committees of its Board of Directors, including a Compensation Committee, an Executive Committee, an Audit Committee, and a Nominating Committee. Each of these Committees is responsible to the full Board of Directors, and its activities are therefore subject to Board approval. The functions performed by these Committees are summarized below:

     Compensation Committee. The members of the Compensation Committee are Messrs. Bolin and Doyle and Dr. Rosenthal. The Compensation Committee determines all aspects of compensation arrangements for the executive officers of the Company, approves recommendations as to compensation for certain of the Company's other senior employees, and administers the Company's employee stock option and stock purchase plans and the Company's senior management bonus plan. The Compensation Committee met three times in 2000.

     Executive Committee. The members of the Executive Committee are Messrs. Babbitt and Bolin and Dr. Currie. The Executive Committee considers issues and makes recommendations on various matters to the full Board of Directors as required. The Executive Committee met four times in 2000.

     Audit Committee. The members of the Audit Committee are Messrs. Bolin and Doyle and Dr. Currie. The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's independent auditors to review the Company's internal controls and financial management practices. The Audit Committee met five times in 2000. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities

Dealers' listing standards). The Board of Directors has adopted a written charter for the Audit Committee. A copy of the written charter is attached as Appendix A of this Proxy Statement.

     Nominating Committee. The members of the Nominating Committee are Mr. Babbitt and Mr. Tepper. The Nominating Committee recommends nominees to the Board of Directors of the Company. The Nominating Committee will consider, as potential nominees, persons recommended by stockholders in accordance with the procedures set forth in the Company's By-laws. The Company's By-laws provide that a stockholder nominating persons for election to the Board of Directors, in general, must give notice thereof in writing to the secretary of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting.

                         REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Inamed Corporation:

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

     We have discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with Arthur Andersen its independence.

     Based upon the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          James E. Bolin
                                          John F. Doyle
                                          Malcolm R. Currie, Ph.D., Chairman
                                          Audit Committee of the Board of
                                          Directors

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual fee of $25,000 and a fee of $1,000 for each Board of Directors meeting attended, and are reimbursed for their expenses. In addition, upon their initial election, Directors receive an option to purchase 5,000 shares of Common Stock, and thereafter receive an option to purchase 5,000 shares of Common Stock on each subsequent anniversary of their election to the Board of Directors for so long as they remain Directors. Directors who are employees of the Company are not entitled to any compensation for their service as a director. Pursuant to a plan adopted in 1999, directors may elect to receive their compensation in Common Stock in lieu of cash. Three directors have elected this option.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the fiscal years ended 1998, 1999 and 2000: (i) individuals who served as, or acted in the capacity of, the Company's Chief Executive Officer for the fiscal year ended December 31, 2000; (ii) the Company's other most highly compensated executive officers, whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 2000 and who were employed at the end of fiscal year 2000; and (iii) individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of fiscal year 2000.

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                             ANNUAL COMPENSATION             --------------------------
                                   ---------------------------------------      STOCK
                                                                 OTHER         OPTIONS         ALL
                                                                 ANNUAL        GRANTED        OTHER
NAME AND                                  SALARY     BONUS    COMPENSATION   (IN SHARES)   COMPENSATION
PRINCIPAL POSITIONS                YEAR      $         $          $(1)           (#)          ($)(2)
-------------------                ----   -------   -------   ------------   -----------   ------------
CURRENT OFFICERS
Richard G. Babbitt(3)............  2000   400,000   125,000      17,431              0         5,190
  Chairman and Chief Executive     1999   400,000   225,000      16,079        200,000         6,205(4)
  Officer                          1998   356,923   100,000      15,837        400,000       141,163(5)
Michael J. Doty(6)...............  2000   235,000    45,000       6,000              0         5,190
  Senior Vice President and Chief  1999   126,923   100,000       4,000         90,000        28,884(7)
  Financial Officer
David E. Bamberger(8)............  2000   200,000         0       6,000              0         4,989
  Senior Vice President, General   1999    96,923   100,000       4,000         90,002            25
  Counsel and Secretary
PERSONS NO LONGER AFFILIATED WITH
  THE COMPANY
Ilan K. Reich(9).................  2000   400,000         0      14,400              0         5,190
  Former President and Co-         1999   400,000   225,000       4,431        200,000            63
  Chief Executive Officer          1998   363,077   100,000           0        400,000           714
Dominique Touzet(10).............  2000    76,154    30,000       2,308         15,000           990
  Former Senior Vice President,
     Business Development

---------------

 (1) Amounts shown consist of an automobile allowance.

 (2) Amounts shown, unless otherwise noted, reflect employer contributions to group term life insurance premium and matching contributions made by the Company under its 401(k) plan.

 (3) Mr. Babbitt has served as Chief Executive Officer of the Company since January 22, 1998, as Chairman since February 6, 1998, and as President since January 4, 2001. Mr. Babbitt also served as President of the Company between January 22, 1998 and December 22, 1998.

 (4) Consists of moving expenses.

 (5) Includes a relocation allowance of $100,000 and temporary living expenses of $32,344.

 (6) Mr. Doty has served as Senior Vice President and Chief Financial Officer of the Company since May 3, 1999.

 (7) Includes a relocation allowance of $19,320 and temporary living expenses of $9,000.

 (8) Mr. Bamberger has served as Senior Vice President and General Counsel of the Company since June 1, 1999 and Secretary since July 21, 1999.

 (9) Mr. Reich served as a director of Inamed from January 22, 1998 until January 4, 2001, served as Executive Vice President between January 22, 1998 and December 22, 1998, and served as President from December 22, 1998 and as Co-Chief Executive Officer from March 8, 2000 until January 4, 2001, respectively. Effective January 4, 2001, pursuant to a separation agreement and general release (the "Reich Separation Agreement"), Mr. Reich resigned from all his positions with the Company. Pursuant to the Reich Separation Agreement, in full and complete settlement of any and all potential claims by Mr. Reich under any agreements with the Company, the Company will pay Mr. Reich, over a period of time terminating March 5, 2003, an amount equal to his annual base salary for three years and two months from the effective date of his resignation ($400,000 per annum), certain accrued but unused vacation time, and continued participation in the Company's group medical, dental, flexible spending and life insurance plans, until such time as Mr. Reich becomes eligible for similar benefits with a new employer. In addition, under the Reich Separation Agreement, in the first quarter of 2001, in consideration for its canceling options and warrants exercisable for an aggregate of 400,000 shares of Common Stock originally issued to Mr. Reich in 1998 and 1999 and without regard for whether all such options and warrants were fully vested, the Company paid Mr. Reich an amount equal to the difference between the market price of the Common Stock on January 4, 2001 ($20.625 per share) and the exercise price, for all such warrants and options, summing to approximately $4.1 million. In the first quarter of 2001, Mr. Reich or a Reich family partnership also exercised options and warrants and simultaneously sold the remaining 275,000 shares that were issued pursuant to executive officer and consulting agreements between the Company and Mr. Reich dating from 1997 and 1998.

(10) Mr. Touzet served as Senior Vice President, Business Development, between August 7, 2000 and February 13, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding grants of stock options or warrants made to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

                                                  INDIVIDUAL GRANTS
                              ---------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                                    % OF TOTAL                               ASSUMED ANNUAL RATES OF
                                  NUMBER OF          OPTIONS                               STOCK PRICE APPRECIATION FOR
                                  SECURITIES        GRANTED TO    EXERCISE                         OPTION TERM
                              UNDERLYING OPTIONS   EMPLOYEES IN    PRICE     EXPIRATION   ------------------------------
NAME                            GRANTED(#)(1)      FISCAL YEAR     ($/SH)       DATE       0%($)      5%($)      10%($)
----                          ------------------   ------------   --------   ----------   --------   --------   --------
CURRENT OFFICERS
Richard G. Babbitt..........              0                 0          N/A         N/A        N/A        N/A        N/A
Michael J. Doty.............              0                 0          N/A         N/A        N/A        N/A        N/A
David E. Bamberger..........              0                 0          N/A         N/A        N/A        N/A        N/A

PERSONS NO LONGER AFFILIATED
  WITH THE COMPANY
Ilan K. Reich...............              0                 0          N/A         N/A        N/A        N/A        N/A
Dominique Touzet............         15,000               2.8      33.1875    8/7/2010         (2)        (2)        (2)

---------------
(1) Unless otherwise noted, amounts represent shares of Common Stock underlying warrants and/or options to purchase shares of Common Stock.

(2) Mr. Touzet's employment with the Company terminated prior to the vesting of any of these options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning exercises of stock options and warrants by the executive officers named in the Summary Compensation Table in fiscal 2000 and unexercised stock options and warrants held by the executive officers named in the Summary Compensation Table as of December 31, 2000.

                                                           NUMBER OF SECURITIES             VALUE OF
                                                          UNDERLYING UNEXERCISED    UNEXERCISED IN-THE-MONEY
                                                             OPTIONS AT 2000            OPTIONS AT 2000
                                 SHARES                     FISCAL YEAR-END(#)       FISCAL YEAR-END ($)(1)
                                ACQUIRED       VALUE           EXERCISABLE/               EXERCISABLE/
NAME                           ON EXERCISE    REALIZED        UNEXERCISABLE              UNEXERCISABLE
----                           -----------    --------    ----------------------    ------------------------
CURRENT OFFICERS
Richard G. Babbitt...........        0            0           466,667/133,333          7,011,436/493,264
Michael J. Doty..............        0            0            34,167/ 55,833            120,373/147,780
David E. Bamberger...........        0            0            33,751/ 56,251            111,615/133,929

PERSONS NO LONGER AFFILIATED
  WITH THE COMPANY
Ilan K. Reich................        0            0           541,667/133,333          7,960,961/493,264
Dominique Touzet.............        0            0                        (2)                        (2)

---------------
(1) On December 29, 2000 (the last trading day of 2000), the last reported sales price of the Common Stock as reported on the NASDAQ National Market was $20.437.

(2) Mr. Touzet's employment with the Company terminated prior to the vesting of any of these options.

STOCK OPTION PLANS

     In 1993, the Company adopted a Non-Employee Director Stock Option Plan which authorized the Company to issue up to 150,000 shares of Common Stock to directors who are not employees of or consultants to the Company and who are thus not eligible to receive stock option grants under the Company's stock option plans. Pursuant to this plan, each non-employee director is automatically granted an option to purchase 5,000 shares of Common Stock on the date of his or her initial appointment or election as a director, and an option to purchase an additional 5,000 shares of Common Stock on each anniversary of his or her initial grant date providing he or she is still serving as a director. The exercise price per share is the fair market value per share on the date of grant. In 2000, options to purchase 25,000 shares were granted under this plan.

EMPLOYMENT, SEVERANCE, AND CHANGE OF CONTROL AGREEMENTS

     On January 22, 1998, the Company entered into an Employment Agreement with Richard G. Babbitt (the "Babbitt Agreement"), whereby the Company engaged Mr. Babbitt to act as Chief Executive Officer and President for a term of three years (subject to an automatic extension of one month for each month served). Under the terms of the Babbitt Agreement, Mr. Babbitt is to be paid $400,000 per year and is eligible for a bonus. In addition, Mr. Babbitt received an Executive Officer Warrant granting him the right to purchase 400,000 shares of the Company's Common Stock at an exercise price of $3.525 per share. In 1999, the Company issued Mr. Babbitt a further option to purchase 200,000 shares of the Company's Common Stock, at exercise prices of $15.50 and $20.00 per share. Both the 1998 warrant and the 1999 options are subject to certain anti-dilution protections.

     On January 22, 1998, the Company entered into an Employment Agreement with Ilan K. Reich (the "Reich Agreement"), whereby the Company engaged Mr. Reich to act as Executive Vice President for a term of three years (subject to an automatic extension of one month for each month served). Under the terms of the Reich Agreement, Mr. Reich was to be paid, and was paid, $400,000 per year and was eligible for a bonus. In addition, Mr. Reich received an Executive Officer Warrant granting him the right to purchase 400,000 shares of the Company's Common Stock at an exercise price of $3.95 per share. In 1999, the Company issued Mr. Reich a further option to purchase 200,000 shares of the Company's Common Stock, at exercise prices of $15.50 and $20.00 per share. Both the 1998 warrant and the 1999 options were subject to certain anti-dilution protections.

     Effective January 4, 2001, pursuant to a separation agreement and general release (the "Reich Separation Agreement"), Mr. Reich resigned from all his positions with the Company. Pursuant to the Reich Separation Agreement, in full and complete settlement of any and all potential claims by Mr. Reich under any agreements with the Company, the Company will pay Mr. Reich, over a period of time terminating March 5, 2003, an amount equal to his annual base salary for three years and two months from the effective date of his resignation ($400,000 per annum), certain accrued but unused vacation time, and continued participation in the Company's group medical, dental, flexible spending and life insurance plans, until such time as Mr. Reich becomes eligible for similar benefits with a new employer. In addition, under the Reich Separation Agreement, in the first quarter of 2001, in consideration for its canceling options and warrants exercisable for an aggregate of 400,000 shares of Common Stock originally issued to Mr. Reich in 1998 and 1999 and without regard for whether all such options and warrants were fully vested, the Company paid Mr. Reich an amount equal to the difference between the market price of the Common Stock on January 4, 2001 ($20.625 per share) and the exercise price, for all such warrants or options, summing to approximately $4.1 million. In the first quarter of 2001, Mr. Reich or a Reich family partnership also exercised options and warrants and simultaneously sold the remaining 275,000 shares that were issued pursuant to executive officer and consulting agreements between the Company and Mr. Reich dating from 1997 and 1998.

     Effective May 3, 1999, the Company entered into an Employment Agreement with Michael J. Doty (the "Doty Agreement"), whereby the Company engaged Mr. Doty to act as Senior Vice President and Chief Financial Officer for a term of three years (subject to an automatic extension of one month for each month served). Under the terms of the Doty Agreement, as amended, Mr. Doty is to be paid $235,000 per year, subject to annual review, and is eligible for a bonus. In addition, Mr. Doty has received options or warrants to purchase 90,000 shares of the Company's common stock, exercisable at the following prices: $13.00 (25,000 shares), $15.50 (14,000 shares), $20.00 (30,000 shares) and $24.75
(21,000 shares). Effective January 1, 2000, Mr. Doty's annual base salary under this agreement was increased to $235,000.

     Effective June 1, 1999, the Company entered into an Employment Agreement with David E. Bamberger (the "Bamberger Agreement"), whereby the Company engaged Mr. Bamberger to act as Senior Vice President and General Counsel for a term of three years (subject to an automatic extension of one month for each month served). Under the terms of the Bamberger Agreement, as amended, Mr. Bamberger is to be paid $200,000 per year, subject to annual review, and is eligible for a bonus. In addition, Mr. Bamberger has received options or warrants to purchase 90,002 shares of the Company's common stock, exercisable at the following prices: $12.50 (22,500 shares), $15.50 (10,834 shares), $20.00 (30,834 shares)
and $24.75 (25,834 shares).

     Mr. Babbitt, Mr. Doty and Mr. Bamberger (each, a "Covered Employee") have each entered into an Employee Severance Agreement (a "Severance Agreement') with the Company. Under the terms of the Severance Agreement, and for a term of three years, upon a change in control of the Company (as defined in the Severance Agreement), and the subsequent termination of the Covered Employee, such Covered Employee will be entitled to certain benefits, including, among other things, a lump sum severance payment equal to 300% of the sum of such employee's annual base salary and the highest bonus paid in the preceding three years, and a cash payment in lieu of shares of Common Stock issuable to the Covered Employee upon severance of certain outstanding options. The payments under the Severance Agreement are subject to a "gross-up" provision whereby the Company will pay an additional amount to the Covered Employee to counteract the effect of any excise tax under Section 4999 of the Internal Revenue Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during 2000 or was previously an officer of the Company or any of its subsidiaries. During 2000, no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

          2000 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report on the compensation policies, components and decisions of the Company for 2000 with respect to the Company's executive officers is presented by the Compensation Committee of the Company, consisting of John F. Doyle, Chairman, James E. Bolin and Mitchell S. Rosenthal, M.D. All such members of the Compensation Committee are outside Directors as defined by section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee determines all aspects of compensation arrangements for the executive officers of the Company, approves recommendations as to compensation for certain of the Company's other senior employees and administers the Company's employee stock option and stock purchase plans and the Company's senior management bonus plan. The Compensation Committee was established by the Board of Directors in March 1997.

COMPENSATION POLICIES AND GOALS

     The Company's goal is to retain, motivate and reward management of the Company through its compensation policies and awards, while aligning their interests more closely with those of the Company and its shareholders. Indeed, the Company believes that executive compensation should be closely related to the value delivered to stockholders. This belief has been adhered to by developing incentive pay programs which provide competitive compensation and reflect Company performance. Both short-term and long-term incentive compensation are based on Company performance and the value received and to be received by stockholders.

COMPENSATION MAKE-UP AND MEASUREMENT

     At present, the Company's executive compensation is based on three components: base salary, short-term incentives and long-term incentives, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

     The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, level of experience, ability and knowledge of the job.

SHORT-TERM INCENTIVES

     In 1999, senior management of the Company, with the assistance of the Compensation Committee, established certain procedures for the determination of short-term incentives. Each year, if warranted, management will make a proposal on this subject during the year-end budgeting process and such proposal will be reviewed by the Board of Directors. An incentive award opportunity will be established for each employee based on the employee's level of responsibility, potential contribution, the success of the Company and competitive conditions.

     In 2000, by action of the Compensation Committee, the full Board of Directors and the shareholders, the Company adopted a senior management bonus plan. The plan provided for a system for rewarding senior managers of the Company and its business units for attaining financial goals tied to profit before interest and taxes (PBIT), and improvements in manufacturing cycle times. Under the 2000 plan, no vesting occurred because the Company failed to achieve its minimum 2000 EPS goal. However, in the discretion of the Compensation Committee, the Company paid small bonuses to certain senior managers to ensure their continued affiliation with the Company. Accordingly, for 2000, approximately 20 key employees shared in a total bonus pool of approximately $600,000. This bonus pool was approximately 17% of the approximately $3.5 million maximum bonus pool contemplated by the 2000 plan.

     For 2001, the Board of Directors will not adopt a system that ties short-term incentives to a specific minimum earnings target, in part owing to the current uncertain market environment and the difficulty in predicting full-year earnings. However, the Board has determined that, following the close of the 2001 fiscal year, it will utilize the following factors in determining whether to pay short-term incentives to its executive officers and other key employees: competitive trends, the overall financial performance of the Company; general economic conditions; the performance of the individual executive in relation to expectations; the employee's level of experience, ability and knowledge of the job; teamwork; and related factors.

LONG-TERM INCENTIVES

     Stock options are granted from time to time to reward key employees for their contributions. The grant of options is based primarily on the key employee's potential contribution to the company's growth and profitability. In view of the options and warrants granted to the executive officers in 1998 and 1999, the Compensation Committee decided that no further grants were required for such individuals in 2000.

COMPENSATION OF EXECUTIVE OFFICERS

     In January, 1998, a new senior management team, led by Richard Babbitt and Ilan Reich, was installed by the Board of Directors. This management team replaced the former Chief Executive Officer, Donald McGhan, and his son, Jim McGhan, whose employment was terminated later in the year. In 1998, the Company entered into three-year employment agreements with Messrs. Babbitt and Reich in order to assure their long-term commitment to the restructuring of the Company throughout the period of its transition. The base compensation level in these employment agreements, and other terms, were determined based upon the anticipated responsibilities to be performed by these officers, their expected performance in managing and directing the Company's operations, and their efforts in assisting the Company to improve its capital base.

     Mr. Babbitt has served as the Company's Chief Executive Officer continuously since January 22, 1998. The factors and criteria upon which his compensation are based include his long record of service as CEO of other corporations, his willingness to lead a restructuring of the Company, the rapid attainment of the Company's turnaround in 1998-99, the continuation of the Company's profitability in 2000 despite new challenges and Mr. Babbitt's willingness to remain with the Company as it continues to evolve. In 1999, the Compensation Committee retained the services of an outside compensation consultant to assist it on several compensation related issues, particularly as regards the fairness and reasonableness of the compensation paid to the Chief Executive Officer. Based in part on the consultant's analyses and the aforementioned factors, the Committee concluded that such compensation was fair and reasonable.

     Over the two fiscal years 1998-1999, based on the significant turnaround of the Company's financial performance, the Company paid an aggregate of $650,000 in bonuses to Messrs. Babbitt and Reich.

     In 2000, owing to slowing growth in the market for the several of the Company's chief products, the Company failed to meet its minimum EPS goal per fully-diluted share. With respect to bonuses for 2000, the Compensation Committee therefore determined that the bonus to be paid to the Chief Executive Officer for 2000 ($145,000) should be smaller than the bonus paid to him for 1999 ($200,000).

     Effective as of January 4, 2001, Mr. Reich resigned from all of his positions with the Company. While the Company was contractually obligated to honor the severance provisions of Mr. Reich's contract, the Company was not obligated to pay and did not pay Mr. Reich a bonus for 2000.

     COMPENSATION COMMITTEE: John F. Doyle, James E. Bolin and Mitchell S. Rosenthal, M.D.

                            COMMON STOCK PERFORMANCE

     The following graph sets forth the Company's total stockholder return as compared to the NASDAQ Market Index and the Standard & Poor's Medical Products and Supplies Index over the period from December 31, 1995 until December 31, 2000. The total stockholder return assumes $100 invested at December 31, 1995 in the Company's Common Stock, the NASDAQ Market Index and the Standard & Poor's Medical Products and Supplies Index. It assumes reinvestment of all dividends.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
         AMONG INAMED CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX

                              [INAMED LINE GRAPH]

     There can be no assurance that the Company's stock performance will continue with the same or similar trends depicted in the graph above.

                                INDEXED RETURNS

                                      12/1995    12/1996    12/1997    12/1998    12/1999    12/2000
                                      -------    -------    -------    -------    -------    -------
Inamed Corporation..................    100       95.77      61.97     114.79     494.37     230.29
NASDAQ Stock Market (U.S.)..........    100      123.04     150.69     212.51     394.92     237.62
S&P Health Care (Medical Products &
  Supplies).........................    100      114.77     143.09     206.25     191.03     275.56

                                 PROPOSAL NO. 2

                            APPROVAL OF AMENDMENT TO
                      THE 2000 EMPLOYEE STOCK OPTION PLAN

INTRODUCTION

     The Company's 2000 Employee Stock Option Plan (the "2000 Option Plan") was adopted by the Board of Directors in January of 2000 and approved by the stockholders of the Company on May 17, 2000. The number of shares of Common Stock authorized for issuance under the 2000 Option Plan is 550,000. Subject to the approval of the stockholders, the Board of Directors is proposing to amend the 2000 Option Plan to increase the number of shares authorized for issuance under the 2000 Option Plan to 775,000, an increase of 225,000 shares (the "Plan Amendment"). The complete text of the 2000 Option Plan, as amended by the Plan Amendment, is attached hereto as Appendix B.

     If the Plan Amendment is not approved by the holders of record of the majority of shares of Common Stock present in person or represented by proxy at the Meeting, such amendment will be given no force or effect and the 2000 Option Plan will continue to remain effective absent the Plan Amendment.

REASON FOR THE PLAN AMENDMENT

     The Board of Directors believes that the continued availability of stock options under the 2000 Option Plan is important to the Company's ability to attract and retain key employees by allowing them to participate in the ownership and growth of the Company through the grant of stock options ("Options"). The granting of such Options serves as partial consideration and gives key employees an additional inducement to remain in the service of the Company and its subsidiaries and provides them with an increased incentive to work toward the Company's success. Rather than adopt a new stock option plan at this time, the Board of Directors has adopted the Plan Amendment and is recommending that the Company's stockholders approve the Plan Amendment.

     The Board of Directors believes it is in the Company's and its stockholders' best interests to approve the Plan Amendment because it would (i) allow the Company to grant additional Options which facilitate the benefits of the additional incentive inherent in the ownership of Common Stock by key employees and (ii) help the Company retain the services of key employees.

     The 2000 Option Plan currently authorizes the issuance of a maximum of 550,000 shares of the Company's Common Stock pursuant to the exercise of Options granted thereunder. In January, 2000, 517,000 Options to purchase Common Stock were granted to 103 employees pursuant to the 2000 Option Plan. Since January, 2000, there has been a small net decrease in the number of Options issued under the Plan because a number of participants in the 2000 Option Plan have terminated employment with the Company since January, 2000. Total options under the 2000 Option Plan held by current employees is approximately 490,000.

     All options issued under the 2000 Option Plan vest ratably, one-third per year on the first, second and third anniversaries of their issuance. All 517,000 Options issued in January, 2000 are exercisable at a price of $40.94 per share, the closing price of the Common Stock as quoted on the NASDAQ National Market on January 3, 2000. Such exercise price was substantially higher than the prevailing market price for the Common Stock throughout much of 2000 and to date in 2001. Hence, such options may afford little or no near-term incentive to their holders. The Board of Directors of the Company is proposing to amend the 2000 Option Plan to increase the number of shares authorized for issuance under the 2000 Option Plan so that the Company may grant a number of additional options to certain participants in the 2000 Stock Option Plans at an exercise price which may create a greater near-term incentive to their holders. It is expected that such employees would receive approximately one new option for every three options that they now hold.

     None of the Chief Executive Officer, the executive officers of the Company named in the Summary Compensation Table set forth above or directors of the Company participate in the 2000 Option Plan. The number of Options that will be granted to individual participants under the 2000 Option Plan, as amended by the Plan Amendment, is not currently determinable, as the Compensation Committee and the Board of Directors will make such determinations in their discretion. The following is a summary of the material features of the 2000 Option Plan, as amended by the Plan Amendment. This summary is qualified in its entirety by the full text of the 2000 Option Plan, as amended by the Plan Amendment, which is set forth in Appendix B of this Proxy Statement.

ADMINISTRATION

     The 2000 Option Plan is administered by a Compensation Committee (the "Committee"), consisting of not less than three members of the Board of Directors appointed by the Board of Directors. The Committee will select the key employees who will be granted Options to purchase shares of Common Stock under the Plan and, subject to the provisions of the 2000 Option Plan, will determine the terms and conditions and number of shares of Common Stock subject to each such Option. The Committee will also make any other determinations necessary or advisable for the administration of the 2000 Option Plan. The determinations by the Committee will be final and conclusive; however, the grant of Options to purchase shares of the Common

Stock to a full-time employee who is an executive officer of the Company, as well as the terms and provisions of such Options, requires the prior approval of a majority of the members of the Board of Directors who are "disinterested persons." Generally, Options granted under the plan vest and become exercisable ratably over three years. The 2000 Option Plan will terminate in January, 2010, but may be terminated by the Board of Directors at any time before that date.

OPTIONS

     Upon the grant of an Option to purchase shares of Common Stock to a key employee, the Compensation Committee will fix the number of shares of the Company's Common Stock that the optionee may purchase upon exercise of such Option and the price at which the shares may be purchased. The option price for Options shall not be less than 100% of the "fair market value" of the shares of Common Stock at the time such option is granted. "Fair market value" is deemed to be the closing price of shares of Common Stock on such date, on the NASDAQ National Market System or otherwise in the principal market in which such shares of Common Stock are traded. Payment of the exercise price for shares of Common Stock subject to Options may be made with cash, check or such other instrument as may be acceptable to the Company, including receipt of a reduced number of shares of Common Stock in lieu of cash. Full payment for shares of Common Stock exercised must be made at the time of exercise.

FEDERAL INCOME TAX CONSEQUENCES

     Upon exercise of a non-qualified stock option granted under the 2000 Option Plan, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received over the exercise price of such shares. The amount increases the grantee's basis in the stock acquired pursuant to the exercise of the non-qualified option. Upon a subsequent sale of the stock, the grantee will incur short-term or long-term gain or loss depending upon his holding period for the shares and upon the shares' subsequent appreciation or depreciation in the value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

     The foregoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of options and stock appreciation rights under the 2000 Option Plan and the sale of shares acquired under the 2000 Option Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 2000 Option Plan.

     The Board of Directors believes it is in the Company's best interests to approve the Plan Amendment which would allow the Company to grant additional options under the 2000 Option Plan to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of the Company's Common Stock by key employees and to help the Company secure and retain the services of key employees. The affirmative vote of the holders of record of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 2000 EMPLOYEE STOCK OPTION PLAN.

                                 PROPOSAL NO. 3

       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Arthur Andersen LLP ("Arthur Andersen") has been selected as the independent public accountants for the Company for the fiscal year ending December 31, 2001. Although the selection of accountants does not require ratification, the Board of Directors has directed that the appointment of Arthur Andersen be submitted to the stockholders for ratification due to the significance of their appointment by the Company. If the stockholders do not ratify the appointment of Arthur Andersen, the Board of Directors will consider the appointment of other certified public accountants. A representative of Arthur Andersen, which also served as the Company's independent public accountants for the fiscal year ended December 31, 2000, is expected to be present at the Meeting. Such representative will have the opportunity to make a statement and will be able to respond to appropriate questions.

AUDIT FEES


     The total aggregate fees billed for professional services rendered by Arthur Andersen for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for review of the financial statements included in the Company's Forms 10-Q for such year were $550,000.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees for professional services rendered by Arthur Andersen as described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES


     The total aggregate fees billed for professional services rendered by Arthur Andersen for services not included under the heading "Audit Fees" or "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000 were $822,000. There were no other fees billed for professional services rendered by Arthur Andersen for the fiscal year ended December 31, 2000.


AUDITOR INDEPENDENCE

     The Audit Committee of the Board of Directors has considered whether the other professional services provided by Arthur Andersen are compatible with maintaining the independence of Arthur Andersen.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ARTHUR ANDERSEN AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2001.

                             SOLICITATION STATEMENT

     The Company will bear all expenses in connection with the solicitation of proxies. In addition to the use of the mails, solicitations may be made by the Company's regular employees, by telephone, facsimile or personal contact, without additional compensation. The Company has retained Innisfree M&A, Incorporated to assist the Company in the solicitation of proxies for a fee of $7,500.00 plus expenses. The Company will, upon their request, reimburse brokerage houses and persons holding shares of Common Stock in the names of the Company's nominees for their reasonable expenses in sending soliciting material to their principals.

                             STOCKHOLDER PROPOSALS


     Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the 2002 Annual Meeting of stockholders of the Company pursuant to SEC Rule 14a-8 must be received by the Secretary of the Company on or before January 15, 2001 to be considered for inclusion in the proxy materials for that meeting. In addition, the By-laws of the Company contain requirements relating to the timing and content of the notice which stockholders must provide to the Secretary of the Company for any matter or any director nomination to be properly presented at a stockholders meeting. Specifically, proposals of stockholders or director nominations intended to presented at the 2002 Annual Meeting must be received by the Secretary of the Company no earlier than February 19, 2002 and no later than March 21, 2002.

                                 OTHER MATTERS

     On April 13, 2000, BDO Seidman LLP, which served as the Company's independent public accountant for the fiscal year ended December 31, 1999, informed the Company that it had resigned. Effective April 17, 2000, the Company engaged Arthur Andersen as its independent public accountant. The Company has not consulted with Arthur Andersen regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

     In a May 3, 2000 letter to the Securities and Exchange Commission, BDO stated that it had had a disagreement with the Company on an accounting matter, but that the matter had been "resolved . . . to BDO's satisfaction." As regards such disagreement, BDO's letter stated in full: "During its review of the Company's interim statements for the quarter ended June 30, 1999, BDO questioned the impact of the 'anti-dilution' provisions in certain officer warrant agreements on the number of shares issuable upon exercise of the warrants. When BDO and the Company's management were unable to agree as to the intent of the officer warrant agreements, the matter was brought to the attention of the Company's Board of Directors. The Board of Directors resolved the matter to BDO's satisfaction."

     The Company authorized BDO to respond fully to the inquiries of Arthur Andersen concerning the subject matter of the disagreement and did not put any limitations on BDO in connection with any such inquiries or responses. In April 2000, Arthur Andersen advised the Company that it had no further inquiries with respect to this matter.

     So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

                                 ANNUAL REPORT

     The Company has sent, or is concurrently sending, all of its stockholders of record as of April 24, 2001 a true copy of its Annual Report for the fiscal year ended December 31, 2000. Such report contains the Company's certified consolidated financial statements for the fiscal years ended December 31, 2000 and 1999.

                                          By Order of the Company,

                                      /s/ David E. Bamberger
                                          Secretary


Dated: May 15, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                OF THE BOARD OF DIRECTORS OF INAMED CORPORATION
                    AS ADOPTED BY THE BOARD ON MAY 17, 2000

I. AUTHORITY

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Inamed Corporation (the "Corporation") is established pursuant to
Article III, Section 3.12 of the Corporation's Bylaws and Section 141(c) of the Delaware General Corporation Law. The Committee shall be comprised of three directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II. PURPOSE OF THE COMMITTEE

     The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries.

     The Committee shall oversee the audit efforts of the Corporation's independent accountants and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation's auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Corporation.

III. COMPOSITION OF THE COMMITTEE

     (a) Each member of the Committee shall be an "independent" director within the meaning of the Nasdaq rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of the NASDAQ, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

     (b) If required, upon any changes in the composition of the Committee and otherwise approximately once each year, the Committee shall ensure that the Corporation provides the Nasdaq with written confirmation regarding:

          (i) Any determination that the Board has made regarding the independence of the Committee members;

          (ii) The financial literacy of the Committee members;

          (iii) The determination that at least one of the Committee members has accounting or related financial management expertise; and

          (iv) The annual review and reassessment of the adequacy of the Committee's charter.

IV. MEETINGS OF THE COMMITTEE

     The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the independent accountants and management quarterly to review the Corporation's periodic financial statements prior to their filing with the Securities and Exchange Commission ("SEC"). The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.

V. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

     In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee's charter. The charter must specify: (1) the scope of the Committee's responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Corporation's independent auditors to the Board and the Committee, (3) the responsibility of the Committee and the Board for the selection, evaluation and replacement of the Corporation's independent auditors, and (4) that the Committee is responsible for ensuring that the Corporation's independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Corporation and that the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

     While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

  Selection and Evaluation of Auditors

     (a) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

     (b) Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein;

     (c) Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

     (d) Oversee the independence of the Corporation's independent auditors by, among other things:

          (i) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

          (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence;

     (e) Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to shareholder approval if determined by the Board), evaluation and termination of the Corporation's independent auditors;

  Oversight of Annual Audit and Quarterly Reviews

     (f) Review and accept, if appropriate, the annual audit plan of the Corporation's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;

     (g) Confirm through private discussions with the Corporation's independent auditors and the Corporation's management that no management restrictions are being placed on the scope of the independent auditors' work;

     (h) Review the results of the year-end audit of the Corporation, including (as applicable):

          (i) the audit report, the published financial statements, the management representation letter, the "Memorandum Regarding Accounting Procedures and Internal Control" or similar memorandum prepared by the Corporation's independent auditors, any other pertinent reports and management's responses concerning such memorandum;

          (ii) the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

          (iii) the methods used to account for significant unusual transactions;

          (iv) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

          (v) management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;

          (vi) significant recorded and unrecorded audit adjustments;

          (vii) any material accounting issues among management, the Corporation's internal auditing department and the independent auditors; and

          (viii) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

     (i) Review with management and the Corporation's independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

     (j) Confirm that the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent auditors;

  Oversight of Financial Reporting Process and Internal Controls

     (k) Review the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures through inquiry and discussions with the Corporation's independent auditors and management of the Corporation;

     (l) Review with management the Corporation's administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

     (m) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

     (n) Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation;

     (o) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management;

  Other Matters

     (p) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

     (q) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Corporation commencing after December 15, 2000 which states, among other things, whether:

          (i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation's Annual Report on Form 10-K;

          (ii) the Committee has discussed with the Corporation's independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61 (as it may be modified or supplemented);

          (iii) the Committee has received the written disclosures and the letter from the Corporation's independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

          (iv) based on the review and discussions described in subsections (i),
     (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

     (r) Review the Corporation's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation's independent auditors;

     (s) Review the Corporation's program to monitor compliance with the Corporation's Code of Conduct, and meet periodically with the Corporation's Compliance Officer to discuss compliance with the Code of Conduct;

     (t) Obtain from the independent auditors any information pursuant to
Section 10A of the Securities Exchange Act of 1934;

     (u) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

     (v) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

WITH RESPECT TO THE DUTIES AND RESPONSIBILITIES LISTED ABOVE, THE COMMITTEE
SHOULD:

     (1) Report regularly to the Board on its activities, as appropriate;

     (2) Exercise reasonable diligence in gathering and considering all material information;

     (3) Understand and weigh alternative courses of conduct that may be available;

     (4) Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

     (5) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

     (6) Provide management, the Corporation's independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

     While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

                                                                      APPENDIX B

                               INAMED CORPORATION
                           2000 STOCK OPTION PLAN(1)

     1. Purpose. The purpose of the Plan is to provide additional incentive to those officers, key employees, nonemployee directors and consultants of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options. The Plan is intended, to the extent applicable, to satisfy the requirements of Section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements thereof.

     2.  Definitions.  For purposes of the Plan:

          (a) "Affiliates" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

          (b) "Agreement" shall mean the written agreement evidencing the grant of an Option, and setting forth the terms and conditions thereof. Each Agreement shall be approved by the Board or the Committee.

          (c) "Associates" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

          (d) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (e) "Board" shall mean the Board of Directors of the Company.

          (f) "Change in Capitalization" shall mean any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

          (g) "Change of Control" of the Company shall be deemed to occur on the first to occur of the following: (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or
     (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than

---------------

(1)Matter that is underlined is the language that is proposed to be added by the Plan Amendment adopted by the Board of Directors; matter in [brackets] is language that is proposed to be deleted by the Plan Amendment adopted by the Board of Directors.

     50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (i) "Committee" shall mean a committee appointed by the Board to administer the Plan and to perform the functions set forth herein. The composition of the Committee shall at all times consist solely of persons who are (i) "Nonemployee Directors" as defined in Rule 16b-3 issued under the Exchange Act, and (ii) "outside directors" as defined in Section 162(m) of the Code.

          (j) "Company" shall mean Inamed Corporation, a Delaware corporation.

          (k) "Eligible Employee" shall mean any officer or other key employee of the Company or a Subsidiary designated by the Board or Committee as eligible to receive Options subject to the conditions set forth herein.

          (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the NASDAQ stock market ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

          (n) "Incentive Stock Option" shall mean an "Incentive Stock Option" within the meaning of Section 422 of the Code.

          (o) "Nonqualified Stock Option" shall mean an option that is not an Incentive Stock Option.

          (p) "Option" shall mean a Nonqualified Stock Option.

          (q) "Optionee" shall mean an Eligible Employee, nonemployee director or consultant of the Company or a Subsidiary who has been granted an Option under the Plan.

          (r) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

          (s) "Plan" shall mean the Inamed Corporation 2000 Stock Option Plan, as amended from time to time.

          (t) "Shares" shall mean shares of the common stock, $.01 par value, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

          (u) "Subsidiary" shall mean any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3.  Administration.

     (a) The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.

     (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

          (i) to determine those Eligible Employees, nonemployee directors and consultants to whom Options shall be granted under the Plan and the number of Options, to be granted to each Eligible Employee, nonemployee directors or consultants and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share of each Option;

          (ii) to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, and the Optionees, as the case may be;

          (iii) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

     4.  Shares Subject to Plan; Limitation on Grants.

     (a) The maximum number of Shares that may be issued pursuant to Options shall be [550,000] 775,000 Shares (or the number and kind of shares of stock or other securities that are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization), and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares.

     (b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of an Option), the Shares allocable to the unexercised portion of such Option may again be the subject of grants of Options hereunder.

     (c) The aggregate number of Shares with respect to which an Option or Options may be granted to any individual Optionee during any fiscal year shall not exceed 18,000.

     5. Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees, nonemployee directors and consultants who will receive Options hereunder.

     6. Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

          (a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement; provided, however, that the Board may, in its sole discretion, at any time prior to the expiration of an Option, provide that the purchase price per Share of an Option may be lowered if the Board determines that such an adjustment is necessary to preserve the incentive purpose of such Option.

          (b) Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

          (c) Nontransferability. Unless otherwise set forth in the Agreement, no Option granted hereunder shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or such Optionee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

          (d) Vesting. Each Option shall become exercisable as determined by the Board or Committee as set forth in the Agreement.

          (e) Termination of Employment or Service. Unless otherwise set forth in the Agreement, any outstanding Options held by an Optionee on the date that an Optionee ceases to be employed by the Company or any Subsidiary (or ceases to serve as a nonemployee director of, or a consultant to the Company or any Subsidiary) shall terminate as of such date. Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised beyond such date, but in no event beyond the term of the Option. Without limiting the generality of the foregoing, unless determined otherwise by the Committee and reflected in the applicable Agreement, service by an Optionee as a consultant to the Company which commences immediately upon the termination of such Optionee's employment by the Company (or, if applicable, termination of such Optionee's service as a nonemployee director) shall be treated as continuous service by such Optionee with the Company for purposes of this Plan, and Options held by such Optionee shall remain outstanding during such service as a consultant, subject to the terms of the Agreement and the Plan.

          (f) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise either (i) in cash, by certified check or by cashier's check or (ii) through the delivery of Shares owned by the Optionee for at least six months prior to the date of exercise having a Fair Market Value equal to the Option purchase price. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 50 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

          (i) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and
     (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

     7.  Adjustment Upon Changes in Capitalization.

     (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options may be granted under the Plan, the number and class of shares of stock as to which Options have been granted under the Plan, and the purchase price therefor, if applicable.

     (b) In the event the outstanding Shares shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or similar transaction, then each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the Shares subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding Share, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable shall be the kind and amount so receivable per Share by a plurality of the Shares, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option.

     8. Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date, except with respect to Options outstanding on such date, and no Options may be granted thereafter, but then-outstanding Options shall be unaffected. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Section 7 hereof, no amendment shall be effective unless approved by the stockholders of the Company if and to the extent that the Board determines such approval is appropriate for purposes of satisfying Section 162(m) of the Code or any other law, regulation or stock exchange rule. Except as provided in Section 7 hereof, rights and obligations under any Option granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee.

     9. Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     10. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

          (a) give any person any right to be granted an Option other than at the sole discretion of the Board or the Committee;

          (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

          (c) limit in any way the right of the Company or its Subsidiaries to terminate the employment of any person at any time; or

          (d) be evidence of any agreement or understanding, expressed or implied, that the Company or its Subsidiaries will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

     11.  Regulations and Other Approvals; Governing Law.

     (a) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

     (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (c) Except as otherwise provided in Section 8, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

     (d) Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an

Option, or the issuance of Shares, no Options, shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

     12. Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option, to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee. The grant of multiple Options may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

     13. Withholding of Taxes. Whenever Shares are to be delivered pursuant to an Option, the Company shall have the right to require the Optionee to remit to the Company in cash an amount equal to the amount of any federal, state and local tax required to be withheld. With the approval of the Committee, an Optionee may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares having a value equal to the amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax required to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Option.

     14. Notification of Election Under Section 83(b) of the Code. If any Optionee shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Optionee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

     15. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash, other Options, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     16. Beneficiary. An Optionee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Optionee, the executor or administrator of the Optionee's estate shall be deemed to be the Optionee's beneficiary.

     17. Effective Date. The effective date of the Plan is January 4, 2000 (the date on which the Board adopted the Plan), subject to the approval of the Company's shareholders, which must occur within twelve months of the date the Plan is adopted by the Board.

PROXY                                   INAMED                             PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INAMED
                                  CORPORATION

             PROXY -- ANNUAL MEETING OF STOCKHOLDERS JUNE 19, 2001

    The undersigned, a stockholder of Inamed Corporation, a Delaware corporation (the "Company"), does hereby appoint Richard G. Babbitt and Michael J. Doty, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Stockholders of the Company to be held at 460 Ward Drive, Santa Barbara, California 93111, on June 19, 2001, at 10:30 a.m., local time, or at any adjournment or adjournments thereof.

1. To elect the following directors to serve as directors until the 2002 annual meeting of stockholders of the Company and in each case until their successors have been duly elected and qualified: Richard G. Babbitt, James E. Bolin, Malcolm R. Currie, John F. Doyle, Mitchell S. Rosenthal and David A. Tepper.

  [ ] FOR ALL NOMINEES                           [ ] WITHHELD FROM ALL NOMINEES

  WITHHELD
          ---------------------------------------------------------------------
          TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), PRINT NAME(S) ABOVE

2. To approve the amendment to the Company's 2000 Employee Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 550,000 to 775,000.

   [ ] FOR                         [ ] AGAINST                      [ ] ABSTAIN

3. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal 2001.

   [ ] FOR                         [ ] AGAINST                      [ ] ABSTAIN

4. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may come before the Meeting.

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)

     The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated MAY 15, 2001, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT EACH OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS, IN FAVOR OF THE AMENDMENT TO THE COMPANY'S 2000 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 550,000 TO 775,000 AND IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2001.

MARK HERE FOR ADDRESS CHANGE AND NOTE NEW ADDRESS BELOW [ ]

                                        Date:
                                               ---------------------------------

                                        ----------------------------------------
                                                            (Signature)

                                        ----------------------------------------
                                                            (Signature)

                                        NOTE: Your signature should appear the
                                        same as your name appears hereon. In
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please indicate the capacity in which
                                        signing. When signing as joint tenants,
                                        all parties in the joint tenancy must
                                        sign. When a proxy is given by a
                                        corporation, it should be signed by an
                                        authorized officer and the corporate
                                        seal affixed. No postage is required if
                                        mailed in the United States.